UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300 New York, New York		10176
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2013, the Board of Directors of ABM Industries Incorporated (the “Company”) amended and restated the Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan to provide for pro rata vesting of unvested performance shares, depending on actual company performance through the end of the performance period, when an employee is terminated during a performance period without cause. The provisions of the amended and restated Statement of Terms and Conditions will apply to grants made after December 9, 2013, unless otherwise determined by the Board of Directors or the Compensation Committee. The above summary is qualified in its entirety by the terms and conditions set forth in the Amended and Restated Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Amended and Restated Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan, dated December 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: December 12, 2013	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Amended and Restated Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees Pursuant to the 2006 Equity Incentive Plan, dated December 9, 2013.